Exhibit 23.2

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of Corning Incorporated and Related Prospectus and to the incorporation by reference therein of our report dated December 21, 1999, with respect to the consolidated financial statements and schedule of NetOptix Corporation included in its Annual Report on Form 10-K for the year ended September 30, 1999, filed with the Securities and Exchange Commission.


                                                     /s/Ernst & Young LLP
                                                     ------------------------
                                                     ERNST & YOUNG LLP

Providence, Rhode Island
March 14, 2000



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